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Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

* * * * *

        United Parcel Service, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Company"), DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of the Company, resolutions were adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring the amendment to be advisable and directing that the amendment be considered by the Company's shareowners at the Company's next annual meeting of shareowners. The resolutions setting forth the proposed amendment are as follows:

    WHEREAS, it is in the best interests of the Company and its shareowners for the Company to amend its Certificate of Incorporation to clarify the definition of "permitted transferee" as it applies to lending institutions as provided in the Restated Certificate of Incorporation of United Parcel Service, Inc. (the "Amendment") as reviewed by the Directors of the Company;

    NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the shareowners of the Company, subparagraph (c)(16)(i)(H) of Article Fourth of the Company's Certificate of Incorporation shall be deleted in its entirety and replaced with the following:

    "a lending institution in connection with a pledge of shares by a person who either (1) was a holder on the Public Offering Date of the shares being pledged or (2) was an employee of the Company or one of its subsidiaries on the date of the pledge of such shares; and such shares are pledged as bona fide collateral for a loan to such person provided such lending institution agrees in writing to immediately offer to sell such shares to the Corporation in the event such lending institution forecloses on such shares;"

    BE IT FURTHER RESOLVED, that the Amendment be submitted to the shareowners of the Company for their approval at the next annual meeting of shareowners;

    BE IT FURTHER RESOLVED, that, subject to approval by the shareowners, the Chief Executive Officer or the Secretary of the Company or either of them, be and such officers hereby are, authorized, empowered and directed to make and execute a Certificate of Amendment to the Company's Certificate of Incorporation, which shall be in substantially the same form as the Amendment, but with such changes or additions thereto as such officer shall deem to be in the best interests of the Company, the execution of the same containing any such changes or additions being deemed to evidence conclusively the decision that such changes or additions are approved and in the best interests of the Company.

        SECOND: That thereafter, at the annual meeting of shareowners of the Company duly called and held on May 12, 2000, upon notice in accordance with Section 222 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, United Parcel Service, Inc. has caused this certificate to be signed by Joseph R. Moderow, its Secretary, this 15th day of May, 2000.

UNITED PARCEL SERVICE, INC.
By:	/s/ JOSEPH R. MODEROW JOSEPH R. MODEROW, Secretary

RESTATED
CERTIFICATE OF INCORPORATION
OF
UNITED PARCEL SERVICE, INC.
(ORIGINALLY INCORPORATED ON JULY 15, 1999)

        United Parcel Service, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        FIRST: The name of the Corporation is United Parcel Service, Inc.

        SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

        FOURTH: (a) The total number of shares of stock that the Corporation has authority to issue is 10,400,000,000, of which:

  (i)
  1,533,333,333 shares shall be shares of Class A-1 Common Stock, par value $.01 per share (the "Class A-1 Common Stock");

  (ii)
  1,533,333,333 shares shall be shares of Class A-2 Common Stock, par value $.01 per share (the "Class A-2 Common Stock");

  (iii)
  1,533,333,334 shares shall be shares of Class A-3 Common Stock, par value $.01 per share (the "Class A-3 Common Stock");

  (iv)
  5,600,000,000 shares shall be shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); and

  (v)
  200,000,000 shares shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

        The Class A-1 Common Stock, the Class A-2 Common Stock, the Class A-3 Common Stock and the Class B Common Stock are referred to collectively as the "Common Stock".

                          (b) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any corresponding provision hereinafter enacted.

                          (c) The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the classes of Common Stock:

  (1)
  Except as otherwise set forth in this Article Fourth, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock shall be identical in all respects.

  (2)
  Subject to the rights of the holders of Preferred Stock, holders of each class of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock: (i) only shares of Class A-1 Common Stock shall be paid or distributed with respect to Class A-1 Common

    Stock; (ii) only shares of Class A-2 Common Stock shall be paid or distributed with respect to Class A-2 Common Stock; (iii) only shares of Class A-3 Common Stock shall be paid or distributed with respect to Class A-3 Common Stock; and (iv) only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. No class of Common Stock may be reclassified, subdivided or combined unless the reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock, except that Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock may be reclassified as a single class of common stock at any time after 540 days after November 9, 1999 (the "Public Offering Date") without any reclassification of Class B Common Stock.

(3)	(A)	At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders: (i) every holder of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stockshall be entitled to ten votes in person or by proxy for each share of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock registered in his or her name on the transfer books of the Corporation; and (ii) every holder of Class B Common Stock shall be entitled to one vote in person or by proxy for each share of Class B Common Stock registered in his or her name on the transfer books of the Corporation. Except as otherwise required by law or by this Article Fourth, the holders of each class of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of stockholders of the Corporation.
    (B)
    Except as otherwise provided by law, the provisions of this Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the approval of the holders of a majority of the votes entitled to be cast by the holders of each class of Common Stock, voting together as a single class; provided, however, that any proposal to modify, revise, alter or amend this Restated Certificate of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of any class of Common Stock so as to affect them adversely also will require the approval of the holders of a majority of the votes entitled to be cast by the holders of the shares of the class so affected by the proposed amendment, voting separately as a class. An increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock, shall be deemed not to affect adversely the powers, preferences or special rights of the shares of any class of Common Stock.

  (4)
  In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of shares of Common Stock. For purposes of this paragraph (c)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving the consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

  (5)
  In case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Common Stock of any class shall be entitled to receive with respect to that share the same kind and amount of shares of stock and other securities and property (including cash)

    receivable upon the reorganization, consolidation or merger by a holder of a share of any other class of Common Stock.

  (6)
  Each record holder of shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock may convert any or all of those shares into an equal number of shares of Class B Common Stock; provided, however, that: (i) no share of Class A-1 Common Stock may be converted into a share of Class B Common Stock before 180 days after the Public Offering Date; (ii) no share of Class A-2 Common Stock may be converted into a share of Class B Common Stock before 360 days after the Public Offering Date; and (iii) no share of Class A-3 Common Stock may be converted into a share of Class B Common Stock before 540 days after the Public Offering Date. A record holder of shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock may effect a voluntary conversion of any or all of those shares in accordance with this paragraph (c)(6) by surrendering the certificates for the number of shares to be converted, accompanied by any required tax transfer stamps and by a written notice by the record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Class B Common Stock and requesting that the Corporation issue such shares of Class B Common Stock to persons named therein, setting forth the number of shares of Class B Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such a voluntary conversion shall be deemed to have been effected at the close of business on the date of surrender. Shares of Class B Common Stock may not be converted into shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A- 3 Common Stock.

  (7)
  Shares of Class A-1 Common Stock may not be transferred to anyone other than a permitted transferee prior to 180 days after the Public Offering Date. Shares of Class A-2 Common Stock may not be transferred to anyone other than a permitted transferee prior to 360 days after the Public Offering Date. Shares of Class A-3 Common Stock may not be transferred to anyone other than a permitted transferee prior to 540 days after the Public Offering Date. For purposes of this paragraph (c)(7), the terms "transferred" and "permitted transferee" have the meanings set forth in paragraph (c)(16). Except as provided in this paragraph (c)(7), any purported transfer of shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock prior to the applicable date referred to in this paragraph (c)(7) shall be void. Shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock may be transferred to a permitted transferee prior to the applicable date referred to in this paragraph (c)(7), and such permitted transferee will take such shares subject to the provisions of this paragraph (c)(7).

  (8)
  Each share of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock shall automatically convert into one share of Class B Common Stock upon the transfer of that share if (i) the transfer is permitted by paragraph (c)(7) of this Article Fourth and (ii) after the transfer, the share is not owned by a permitted transferee. For purposes of this paragraph (c)(8), the term "permitted transferee" has the meaning set forth in paragraph (c)(16).

  (9)
  Shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock shall be transferred on the books of the Corporation, and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for the shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if the certificate when so presented is accompanied by an affidavit from the record holder stating that the certificate is being presented to effect a transfer of the shares to a permitted transferee. The affidavit of a record holder furnished pursuant to this paragraph (c)(9) shall be verified as of a date not earlier than five days prior to the date of delivery of the affidavit, and, where the record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

  (10)
  Any person (other than a permitted transferee) who takes shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock in a transfer that complies with the provisions of this paragraph (c) may treat the endorsement on the certificate representing such shares, or the instrument of transfer accompanying such shares, as authorizing such person on behalf of the transferor to convert the shares in the manner provided in paragraph (c)(6) for the purpose of registering the transfer to such person of the shares of Class B Common Stock issuable upon conversion, and to give on behalf of the transferor the written notice of conversion above required, and may convert such shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock accordingly.

  (11)
  Every certificate for shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock shall bear a legend on its face reading as follows:

    "The shares of Common Stock represented by this certificate may not be transferred (which term includes, without limitation, buying a put option, selling a call option or entering into any other hedging or insurance transaction relating to the shares) to any person in connection with a transfer that does not meet the qualifications set forth in paragraphs (c)(7) and (c)(8) of Article Fourth of the Restated Certificate of Incorporation of this Corporation, and no person who receives the shares represented by this certificate in connection with a transfer that does not meet the qualifications prescribed by paragraphs (c)(7) and (c)(8) of Article Fourth is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate, but the record holder of this certificate may at any time (except as provided in paragraph (c)(6) of Article Fourth) convert the shares of Common Stock represented by this certificate into the same number of shares of Class B Common Stock for purposes of effecting the sale or other disposition of the shares of Class B Common Stock to any person. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing."

  (12)
  Upon any conversion of shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock into shares of Class B Common Stock pursuant to the provisions of paragraph (c)(6), any dividend, for which the record date or payment date is subsequent to the conversion, that has been declared on the shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class B Common Stock into or for which the shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock are so converted, and any such dividend that is declared on the shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock payable in shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class B Common Stock.

  (13)
  Any shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock that have been converted in to shares of Class B Common Stock will be retired with no further action by the Corporation, and will resume the status of authorized and unissued Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock, respectively.

  (14)
  The Corporation at all times shall reserve and keep available, out of its authorized but unissued Class B Common Stock, at least the number of shares of Class B Common Stock that would become issuable upon the conversion of all shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock then outstanding.

  (15)
  In connection with any transfer or conversion of any shares of any class of Common Stock pursuant to or as permitted by the provisions of this paragraph (c), or in connection with the making of any determination referred to in this paragraph (c), neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

  (16)
  For purposes of this Article Fourth, the following terms have the following meanings:

  (i)
  A "permitted transferee" means:

  (A)
  the transferor's spouse or child, provided that (1) the transferor was a holder on the Public Offering Date of the shares being transferred and the transfer occurs within 540 days of such date; or (2) the transferor is an employee of the corporation or one of its subsidiaries;

  (B)
  a trust for the sole benefit of the transferor or the transferor's spouse or child provided that (1) the transferor was a holder on the Public Offering Date of the shares being transferred and the transfer occurs within 540 days of such date; or (2) the transferor is an employee of the corporation or one of its subsidiaries;

  (C)
  an individual retirement account that receives shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock, provided that (1) the transferor is an employee benefit plan sponsored by the Corporation or any of its subsidiaries, (2) the transferor is a distributee of an employee benefit plan described in subclause (1) or (3) the transferor is an individual retirement account for the benefit of a distributee described in subclause (2);

  (D)
  the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account; and

  (E)
  the estate of a deceased holder of shares provided that (1) the deceased holder was a holder on the Public Offering Date of the shares being transferred and the transfer occurs within 540 days of such date; or (2) the deceased was an employee of the Corporation or one of its subsidiaries on the date of death; and such transfer was pursuant to the deceased holder's will or the laws of distribution;

  (F)
  the beneficiary of an estate referred to in clause (E) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased or a trust for the sole benefit of such spouse or child;

  (G)
  an employee benefit plan sponsored by the Corporation or any of its subsidiaries;

  (H)
  a bank or trust company in connection with a pledge of shares by a person who either (1) was a holder on the Public Offering Date of the shares being pledged or (2) was an employee of the Corporation or one if its subsidiaries on the date of the pledge of such shares; and such shares are pledged as bona fide collateral for a loan to such person provided such lending institution agrees in writing to immediately sell such shares to the Corporation in the event such lending institution forecloses on such shares;

  (I)
  a charitable organization that agrees in writing to sell such shares to the Corporation immediately following the transfer;

  (J)
  the Corporation or any of its subsidiaries;

  (K)
  any distributee of an employee benefit plan sponsored by the Corporation or any of its subsidiaries pursuant to the terms of such plan, provided that the transferor is such employee benefit plan; and

  (L)
  an employee of the Corporation or any of its subsidiaries, provided that the transferor is the Corporation or any of its subsidiaries.

    (ii)
    A "transfer" (and the related term "transferred") means any sale, pledge, gift, assignment or other transfer of any ownership or voting interest in any share of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock, including:

    (A)
    any offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, loan or other direct or indirect transfer or disposal of: (1) any shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock; (2) any securities convertible into or exercisable or exchangeable for Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock; or (3) any shares of Class B Common Stock into which the shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock are convertible; or

    (B)
    entry into any swap or other arrangement (including by way of insurance) that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock or any shares of Class B Common Stock into which the shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock are convertible;

      whether any transaction described in clause (A) or (B) above is to be settled by delivery of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock, Class B Common Stock or other securities, in cash or otherwise.

                          (d) All rights to vote and all voting power shall be vested exclusively in the holders of Common Stock, except as otherwise expressly provided by the Board of Directors in connection with the issuance of any shares of Preferred Stock pursuant to Article Fifth of this Restated Certificate of Incorporation or as otherwise expressly required by the law of the State of Delaware. At every meeting of stockholders duly called and held at which a quorum is present (i) in all matters other than the election of directors, a majority of the votes that could be cast at the meeting upon a given question and (ii) in the case of the election of directors, a plurality of the votes that could be cast at the meeting upon the election, by the holders who are present in person or by proxy, shall be necessary, in addition to any vote or other action that may be expressly required by the provisions of this Restated Certificate of Incorporation or by the law of the State of Delaware, to decide the question or election.

        FIFTH: The Board of Directors shall have authority to issue shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more series. In connection with the creation of any such series, the Board of Directors shall have authority to fix by the resolution or resolutions providing for the issue of shares thereof the designations, voting powers, preferences and relative participating, optional or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

        SIXTH: The number of directors of the Corporation constituting the whole Board shall be fixed in the manner provided in the by-laws. The election of directors need not be by ballot unless the by-laws so require.

        SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation.

        EIGHTH: No holder of stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, or any right of subscription therefor, other than such rights, if any, as the Board of Directors in its discretion may from time to time determine.

        NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Ninth shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        TENTH: Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, any amendment to or deletion of this Article Tenth shall require the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        ELEVENTH: (a) So long as any person (as defined in this Article Eleventh) is the beneficial owner (as defined in this Article Eleventh) of more than 25% of the voting power, determined without giving effect to the provisions of this Article Eleventh, of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), the record holders of such shares so beneficially owned by such person (hereinafter a "Substantial Stockholder") shall have limited voting rights on any matter requiring their vote or consent as set forth in this Article Eleventh; provided, however, that the voting restrictions of this Article Eleventh shall not apply to any employee benefit plan of the Corporation or any Subsidiary, any person holding Voting Stock for or pursuant to the terms of such plan or to any person who is a fiduciary, participant, beneficiary or alternate payee under the terms of such plan, and such plan or person shall not be deemed to be a Substantial Stockholder as defined herein with respect to such shares held pursuant to such plan. With respect to each vote in excess of 25% of the voting power of the then outstanding shares of Voting Stock which such record holders would be entitled to cast without giving effect to this Article Eleventh, the record holders in the aggregate shall be entitled to cast only 1/100 of a vote and the aggregate voting power of such record holders, so limited, for all shares of Voting Stock beneficially owned by the Substantial Stockholder shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of Voting Stock beneficially owned by the Substantial Stockholder by a fraction whose numerator is the number of votes represented by the shares of Voting Stock owned of record by such record holder (and which are beneficially owned by the Substantial Stockholder) and whose denominator is the total number of votes represented by the shares of Voting Stock beneficially owned by the Substantial Stockholder, in each case before giving effect to the limitation on voting power provided by this Article Eleventh. A person who is a record holder of shares of Voting Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this Article Eleventh by virtue of such shares being so beneficially owned by any of such persons.

                                (b) The Board of Directors shall have the power to construe and apply the provisions of this Article Eleventh and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Voting Stock beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Article Eleventh to the given facts or (v) any other matter relating to the applicability or effect of this Article Eleventh.

                                (c) The Board of Directors shall have the right to demand that any person who after reasonable inquiry is believed to be a Substantial Stockholder supply the Corporation with complete information as to (i) the record holder(s) of all shares beneficially owned by such person who is so believed to be a Substantial Stockholder, (ii) the number of, and class or series of, shares beneficially owned by such person who is so believed to be a Substantial Stockholder and held of record by each record holder and the number(s) of the stock certificate(s) evidencing such shares and (iii) any other factual matter relating to the applicability or effect of this Article Eleventh, as may reasonably be requested of such person. Such person shall furnish such information within ten days after the receipt of such demand. If the Board of Directors reasonably believes the shares of Voting Stock held of record by any person or represented by a proxy holder are beneficially owned by a Substantial Stockholder, it may demand that the record holder of such shares, or the proxy holder thereof, provide to the Corporation a list of (i) names and addresses of the beneficial owners of all shares of Voting Stock held by such record holder or represented by such proxy holder; (ii) the number of, and class or series of, shares of Voting Stock held by such record holder or represented by such record holder or represented by such proxy holder on behalf of each beneficial owner and (iii) any other factual matter relating to the applicability or effect of this Article Eleventh. Such record holder or proxy holder shall furnish such information within ten days (or such longer period as is required by law or regulation) after the receipt of such demand; provided, however, that any such request shall be made in accordance with the requirements of applicable law and regulation. If as of the date of any stockholder vote or consent, a demand made pursuant to this paragraph has not been timely responded to, the Corporation, to the extent permitted by law, shall treat such votes as are reasonably believed by the Board of Directors to have been cast with respect to the shares of Voting Stock beneficially owned by a Substantial Stockholder as subject to the limitation provided by this Article Eleventh.

                                (d) Except as otherwise provided by law or expressly provided in this paragraph (d), the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if applicable, to the provisions of this Article Eleventh) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Restated Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for the purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                                (e) Any construction, application or determination made by the Board of Directors pursuant to this Article Eleventh in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders including any Substantial Stockholder.

                                (f) Nothing contained in this Article Eleventh shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

                                (g) Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Restated Certificate of Incorporation or any resolution of the Board of Directors referred to in Article Fifth, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of paragraph (a) of this Article Eleventh), voting together as a single class, shall be required to alter, amend or repeal this Article Eleventh.

                                (h) In the event any provision (or portion thereof) of this Article Eleventh shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article Eleventh shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Article Eleventh remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including any Substantial Stockholder, notwithstanding any such finding.

                                (i) For the purposes of this Article Eleventh:

  (1)
  A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

  (2)
  Except as expressly provided by this Article Eleventh, a person shall be a "beneficial owner" of all of the outstanding shares of Voting Stock, other than shares held in the Corporation's treasury:

  (i)
  which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

  (ii)
  which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); and

  (iii)
  which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    Notwithstanding the foregoing: (x) no director, officer or employee of the Corporation or any Subsidiary (nor any Affiliate or Associate of any such director, officer or employee) shall, solely by reason of his capacity as such or by reason of the Board of Director's determination to oppose any proxy solicitation or any other offer or attempt to cause a change in control of the Corporation or the public disclosure of such determination by the Board of Directors, be deemed, for any purpose hereof, to be the beneficial owner of any Voting Stock beneficially owned by any other director, officer or employee (or any Affiliate or Associate thereof); (y) no director, trustee or officer of The Annie E. Casey Foundation, Inc. or any corporate successor thereto (the "Foundation") shall be deemed for any purpose hereof to be the beneficial owner of shares of Voting Stock beneficially owned by the Foundation, nor shall the Foundation be deemed for any purposes hereof to be the beneficial owner of any Voting Stock beneficially owned by its directors, trustees or officers; and (z) in the case of any employee stock ownership or similar employee benefit plan of the Corporation or of any Subsidiary, no such plan nor any trustee or any member of an administrative committee or other representative with respect thereto (nor any Affiliate or Associate of such trustee or other representative), solely by reason of such capacity of such trustee or other representative shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

  (3)
  "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of this Restated Certificate of Incorporation.

  (4)
  "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

        TWELFTH: Subject to the provisions hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * *

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by a duly authorized officer on this 15th day of November, 1999.

UNITED PARCEL SERVICE, INC.
By:	/s/ JAMES P. KELLY James P. Kelly Chairman and Chief Executive Officer

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CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
RESTATED CERTIFICATE OF INCORPORATION OF UNITED PARCEL SERVICE, INC. (ORIGINALLY INCORPORATED ON JULY 15, 1999)